Exhibit 99.1

ALLMERICA FINANCIAL CORPORATION REPORTS FIRST QUARTER:

NET INCOME OF $0.23 PER SHARE

COMPARED TO $0.70 PER SHARE LAST YEAR.

AFTER TAX SEGMENT INCOME OF $0.62 PER SHARE IN THE

QUARTER VERSUS $0.45 PER SHARE LAST YEAR.

WORCESTER, Mass., April 26, 2004—Allmerica Financial Corporation (NYSE: AFC) today reported net income for the first quarter of $12.1 million, or $0.23 per share, compared to net income of $37.1 million, or $0.70 per share in the first quarter of last year. Net income for the current quarter includes an after-tax charge of $57.2 million or $1.06 per share, which reflects the cumulative effect of the adoption of Statement of Position 03-1 relating to establishing reserves for certain life insurance and annuity product benefits, and an after-tax benefit of $30.1 million, or $0.56 per share related to a favorable settlement of prior years’ tax liabilities.

Segment income after taxes was $33.2 million, or $0.62 per share compared to $23.7 million or $0.45 per share in the first quarter of last year. Segment income after taxes is presented consistent with the manner in which management evaluates operating results.

“We are pleased with our first quarter results,” said Frederick H. Eppinger, president and chief executive officer of Allmerica Financial Corporation. “The property and casualty business produced solid earnings, benefiting from continued positive rate actions and an improvement in underwriting results from the successful execution of our operating strategies.” Eppinger added, “Our Life Companies continue to be efficiently run, generating solid cash flow and favorable segment earnings.”

Segment Results

Allmerica Financial consists of property and casualty operations, which represents our ongoing business, and life operations, which is a run-off business consisting primarily of proprietary life insurance, annuity and guaranteed investment products previously issued by Allmerica’s life insurance subsidiaries.

The Company conducts its business in four operating segments. Property and casualty operations consist of three operating segments: Personal Lines, Commercial Lines and Other Property and Casualty. The Personal Lines segment markets automobile, homeowners and

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ancillary coverages to individuals and families. The Commercial Lines segment offers a suite of products targeted at the small to mid-size business markets, which include commercial multiple peril, commercial automobile, workers’ compensation and other commercial coverages. The Other Property and Casualty segment includes a block of run-off voluntary pools business in which the Company has not actively participated in since 1995; AMGRO, Inc. a premium financing business; and Opus Investment Management, Inc., which markets investment management services to institutions, pension funds and other organizations. The Life Companies, our fourth operating segment, includes the results of our run-off business of life and annuity products and guaranteed investment contracts.

The following table shows segment income after taxes, and is presented in a manner consistent with the way management evaluates results and is in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information”. Segment income after taxes excludes the items listed in the table at the end of this document.

	Quarter ended March 31 (In millions)
	2004	2003
Property and Casualty:
Personal Lines	$10.8	$(2.7)
Commercial Lines	26.5	39.4
Other Property & Casualty	1.3	1.5

Total Property & Casualty	38.6	38.2
Life Companies	9.8	(2.4)
Corporate Debt	(10.0)	(10.0)

Total pre-tax segment income	38.4	25.8

Federal Income Taxes	(5.2)	(2.1)

Total segment income after taxes(1)	$33.2	$23.7

(1)	See reconciliation of after-tax segment income to net income at the end of this document.

Property and Casualty

Property and Casualty income was $38.6 million in the first quarter of 2004, up from $38.2 million in the first quarter of 2003 despite a $9.9 million increase in catastrophe losses.

Personal Lines segment income was $10.8 million in the quarter compared to a loss of $2.7 million in the prior year. Excluding catastrophe losses, which were $9.8 million higher in the current quarter, Personal Lines segment income increased by $23.3 million due primarily to

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continued rate increases and lower loss frequency driven primarily by fewer non-catastrophe weather-related losses.

Commercial Lines segment income was $26.5 million in the quarter, compared to $39.4 million in the first quarter of 2003. The $12.9 million decrease was primarily due to $16.6 million of lower favorable development of prior years’ reserves compared to the first quarter of 2003.

Property and Casualty highlights:

•	Net premiums written were $561.3 million in the first quarter of 2004, compared to $550.5 million in the first quarter of 2003.

•	Net premiums earned were $556.3 million in the first quarter of 2004, compared to $554.2 million in the first quarter of 2003.

•	In the first quarter of 2004, pre-tax catastrophe losses were $21.1 million, compared to $11.2 million in the comparable period one year earlier.

The following table summarizes the components of the statutory combined ratio for the property and casualty business:

	Quarter ended March 31
	2004	2003
Personal lines losses	63.9%	70.6%
Commercial lines losses	46.5%	46.0%
Other P&C losses	N/M	N/M

	58.5%	62.7%
Catastrophe losses	3.8%	2.0%
Loss adjustment expenses	8.4%	8.3%
Policy acquisition and other underwriting expenses	30.7%	29.3%
Policyholders’ dividends	—	0.2%

Combined ratio	101.4%	102.5%

Personal Lines highlights:

•	Net premiums written were $366.0 million in the first quarter of 2004, compared to $367.4 million in the first quarter of 2003.

•	Net premiums earned were $380.2 million in the first quarter of 2004, compared to $372.7 million in the first quarter of 2003.

•	The personal lines statutory combined ratio was 103.7% in the first quarter, versus 108.2% in the same period last year. Personal lines catastrophe losses were $14.6 million, or 3.8 points of the combined ratio in the first quarter versus $4.8 million, or 1.3 points of the combined ratio in the first quarter of 2003.

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Commercial Lines highlights:

•	Net premiums written were $195.6 million in the first quarter of 2004, compared to $182.8 million in the first quarter of 2003.

•	Net premiums earned were $176.6 million in the first quarter of 2004, compared to $181.2 million in the first quarter of 2003.

•	The commercial lines statutory combined ratio was 95.1% in the first quarter, compared to 89.9% in the same period last year. Commercial lines catastrophe losses were $6.5 million, or 3.7 points of the combined ratio in the first quarter versus $6.4 million, or 3.5 points of the combined ratio in the first quarter of 2003.

Life Companies

The Life Companies reported segment income of $9.8 million in the first quarter of 2004, compared to a net loss of $2.4 million in the first quarter of 2003. Results were favorably impacted by lower operating expenses and the relative improvement in the equity market.

Life Companies highlights:

•	Life Companies segment income excluding certain non-cash items was $40.3 million in the first quarter of 2004 compared to $31.8 million in the first quarter of 2003 and $29.4 million in the fourth quarter of 2003. Segment income excluding certain non-cash items is reconciled to segment income at the end of this document.

•	In the first quarter of 2004, individual annuity redemptions were $634.1 million compared to $505.9 million in the fourth quarter of 2003. The individual annuity redemption rate was 22 percent in the current quarter compared to 18 percent in the fourth quarter of 2003.

•	Total adjusted statutory capital for the combined life insurance subsidiaries at March 31, 2004 was $589.8 million, compared to $553.4 million at December 31, 2003. This increase includes a $30.1 million benefit related to the favorable settlement of prior years’ tax liabilities.

•	The Risk Based Capital (RBC) ratio of Allmerica Financial Life Insurance and Annuity Company, Allmerica’s lead life insurance company, increased to 420 percent at March 31, 2004, compared to 365 percent at December 31, 2003.

Investment Results

Net investment income was $104.7 million for the first quarter of 2004, compared to $118.7 million in the same period of 2003. First quarter net investment income decreased $14.0 million, due to a decrease of $16.2 million for the Life Companies partially offset by a $2.2 million increase for Property and Casualty. First quarter net investment income increased for Property and Casualty primarily due to an increase in average invested assets, partially offset by a reduction in average pre-tax yields on fixed maturities due to lower prevailing fixed maturity investment rates. First quarter net investment income decreased for the Life Companies primarily due to lower invested assets resulting from general account annuity redemptions and a

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reduction in outstanding guaranteed investment contract balances. Also contributing to the decline was the aforementioned reduction in average pre-tax yields on fixed maturities.

First quarter 2004 pre-tax net realized investment gains were $15.7 million, compared to $13.2 million of pre-tax net realized investment gains in the same period of 2003. In the current quarter, pre-tax realized investment gains of $18.1 million from sales of fixed maturity and equity securities were partially offset by $2.4 million of realized losses resulting from other-than-temporary impairments on certain fixed maturity and equity securities. In the first quarter of 2003, pre-tax net realized investment gains were principally related to realized gains of $42.8 million from sales of certain fixed maturity and equity securities, partially offset by $23.5 million of realized losses resulting from other-than-temporary impairments on certain fixed maturity securities and $6.2 of realized losses primarily due to derivative instruments related to our guaranteed investment contract portfolio.

Balance Sheet

Shareholders’ equity was $2.3 billion, or $43.04 per share at March 31, 2004, compared to $2.2 billion, or $41.89 per share at December 31, 2003. Excluding accumulated other comprehensive income, book value was $41.77 per share at the close of the first quarter, compared to $41.59 per share at December 31, 2003.

Total assets were $24.4 billion at March 31, 2004, compared to $25.1 billion at year-end 2003. Separate account assets were $11.3 billion at March 31, 2004, versus $11.8 billion at December 31, 2003. The declines in total and separate account assets were principally the result of surrenders of individual variable annuities.

Other Items

During the quarter, the Company adopted American Institute of Certified Public Accountants’ Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. This adoption resulted in a charge of $57.2 million, net of taxes, which represents the cumulative effect of a change in accounting principle. The charge results from new requirements for recognizing guaranteed minimum death benefit and guaranteed minimum income reserves based on various assumptions, including estimates of future market returns, mortality and expected contract persistency.

Also during the quarter, the Company recorded a $30.1 million after-tax benefit resulting from the settlement of disputed items in the Company’s federal tax returns filed for 1979 to 1991. The largest of the disputed items relates to deductions taken for increased death benefits pertaining to certain life insurance contracts existing in 1982 and 1983. The settlement entitles the Company to receive a refund of amounts paid for these years, as well as various tax credits that can be applied to offset federal tax liabilities in other years.

Earnings Conference Call

Allmerica Financial Corporation will host a conference call to discuss the Company’s first quarter results on Tuesday, April 27th at 10:00 a.m. Eastern Time. Interested investors and others can listen to the call through Allmerica’s web site, located at www.allmerica.com. Web-cast participants should access the web site 15 minutes early to register, download, and install any

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necessary audio software. A re-broadcast of the conference call will be available on this web site two hours after the call.

Statistical Supplement

Allmerica Financial Corporation’s first quarter Earnings Press Release and Statistical Supplement, as well as a Statistical Supplement Historical Restatement prepared to reflect the Company’s current reporting segments, are also available in the Investor Relations section of the Allmerica web site at www.allmerica.com.

Forward-Looking Statements

Certain statements in this release or in the above referenced conference call may be considered to be forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Use of the words “believes”, “anticipates”, “expects” and similar expressions is intended to identify forward-looking statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by Allmerica with the Securities and Exchange Commission and which are also available at www.allmerica.com under “Investor Relations”. These uncertainties include the possibility of adverse catastrophe experience and severe weather, adverse loss development and adverse trends in mortality and morbidity, changes in the stock and financial markets, changes from assumed surrender activities and assumed stock market returns, adverse selection in underwriting activities and surrender patterns, investment impairments, heightened competition, adverse state and federal legislation or regulation, financial ratings actions, and various other factors, which include the effect of the Company’s decision to close its retail broker-dealer operations as well as the anticipated impact and cost of the GMDB hedging program. The performance of the hedging program is dependent on, among other things, the future performance and volatility of the equity market, the extent to which the performance of the various hedging instruments correlate with the investment performance of the underlying annuity sub-accounts, the continued availability of equity index futures and redemption and mortality patterns in the Company’s annuity contracts.

Allmerica Financial Corporation is the holding company for a group of insurance companies headquartered in Worcester, Massachusetts.

CONTACTS:	Investors:	Media:
	Sujata Mutalik	Michael F. Buckley
	(508) 855-3457	(508) 855-3099
	smutalik@allmerica.com	mibuckley@allmerica.com

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ALLMERICA FINANCIAL CORPORATION

(In millions, except per share data)

	Quarter ended March 31
	2004	2003
Net income	$12.1	$37.1
Net income per share(1)	$0.23	$0.70
Weighted average shares	53.7	53.0

The following is a reconciliation of segment income to net income(2):

PER SHARE DATA (DILUTED)(1)	Quarter ended March 31
	2004		2003
	$	Per Share	$	Per Share
Property and Casualty
Personal Lines	$10.8	—	$(2.7)	—
Commercial Lines	26.5	—	39.4	—
Other Property & Casualty	1.3	—	1.5	—

Total Property & Casualty	38.6	—	38.2	—
Life Companies	9.8	—	(2.4)	—
Corporate Debt(3)	(10.0)	—	(10.0)	—

Total segment income	$38.4	$0.72	$25.8	$0.49
Federal income taxes on segment income	(5.2)	(0.10)	(2.1)	(0.04)

Total segment income after federal income taxes	33.2	0.62	23.7	0.45
Tax settlement	30.1	0.56	—	—
Net realized investment gains, net of taxes and amortization	10.2	0.19	8.0	0.14
Gain on derivatives, net of taxes	—	—	1.0	0.02
(Loss) gain from retirement of funding agreements and trust instruments supported by funding obligations, net of taxes	(2.1)	(0.04)	3.0	0.06
Restructuring costs, net of taxes	(2.1)	(0.04)	(2.2)	(0.04)
Income from sale of universal life business, net of taxes	—	—	3.6	0.07
Income before effect of accounting change	69.3	1.29	37.1	0.70
Cumulative effect of change in accounting principle, net of taxes	(57.2)	(1.06)	—	—

Net income	$12.1	$0.23	$37.1	$0.70

(1)	Basic net income per share was $0.23 and $0.70 for the quarters ended March 31, 2004 and 2003, respectively.

(2)	In accordance with Statement of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information, the separate financial information of each segment is presented consistent with the way results are regularly evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Management evaluates the results of the aforementioned segments based on a pre-tax basis. Segment income is determined by adjusting net income for net realized investment gains and losses including certain gains or losses on derivative instruments, because fluctuations in these gains and losses are determined by interest rates, financial markets and the timing of sales. Also, segment income excludes net gains and losses on disposals of businesses, discontinued operations, restructuring and reorganization costs, extraordinary items, the cumulative effect of accounting changes and certain other items.

(3)	In compliance with Statement of Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and Statement of Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information”, items previously disclosed as “Minority Interest: distributions on mandatorily redeemable preferred securities of a subsidiary trust” are now included in Corporate Debt.

Net income includes the following items (net of taxes) by segment:

	Quarter Ended March 31, 2004
	Personal Lines	Commercial Lines	Other Property and Casualty(2)	Life Companies	Total
Tax settlement	$—	$—	$—	$30.1	$30.1
Net realized investment gains, net of taxes and amortization(1)	1.9	2.0	2.2	4.1	10.2
Loss from retirement of funding agreements and trust instruments supported by funding obligations, net of taxes	—	—	—	(2.1)	(2.1)
Restructuring costs, net of taxes	—	—	—	(2.1)	(2.1)
Cumulative effect of change in accounting principle, net of taxes	—	—	—	(57.2)	(57.2)

	Quarter Ended March 31, 2003
	Personal Lines	Commercial Lines	Other Property and Casualty(2)	Life Companies	Total
Net realized investment gains (losses), net of taxes and amortization(1)	$4.1	$4.1	$(3.0)	$2.8	$8.0
Gain on derivatives, net of taxes	—	—	—	1.0	1.0
Gain from retirement of funding agreements and trust instruments supported by funding obligations, net of taxes	—	—	—	3.0	3.0
Restructuring costs, net of taxes	—	—	0.2	(2.4)	(2.2)
Income from sale of universal life business, net of taxes	—	—	—	3.6	3.6

(1)	Investment assets for the property and casualty business are managed on the requirements of the entire property and casualty group. Investment income, expenses and realized gains (losses) are allocated to the Personal Lines, Commercial Lines and Other segments based on actuarial information related to the underlying business.
(2)	Includes corporate eliminations

The following is a reconciliation of the Life Companies segment income to the Life Companies segment income excluding certain non-cash items:

	Quarter ended March 31, 2004	Quarter ended March 31, 2003
Life Companies segment income (loss)	$9.8	$(2.4)
Deferred acquisition cost operating amortization and amortization of sales inducements, net	38.0	58.4
Net change in property, plant and equipment balances	0.9	—
Statement of Position 98-1 amortization, net	1.2	1.1
Change in guaranteed minimum death benefit reserves	(9.6)	(25.3)

Total segment income excluding certain non-cash items	$40.3	$31.8

All figures reported are unaudited.